CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-187713, No. 333-159755, No. 333-135072, No. 333-199875, No. 333-211857, and No. 333-258657 on Form S-8 of Eagle Bancorp, Inc. of our report dated March 1, 2022 relating to the consolidated balance sheet of Eagle Bancorp as of December 31, 2021 and the consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the year ended and the December 31, 2021 effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K. Crowe LLP Washington, D.C. March 1, 2022